UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2014

REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2014, David B. Edmonds, 61, a named executive officer, announced his plans to retire from Regions Financial Corporation and Regions Bank (collectively, “Regions”) after a 20-year career at Regions. Mr. Edmonds is resigning his positions as Chief Administrative Officer and Senior Executive Vice President of Regions, effective as of September 2, 2014, but will remain with Regions for a period (at least through March 2015) to assist with transition. Regions will not fill the Chief Administrative Officer position and Mr. Edmonds’ responsibilities will be transitioned to other executives.

In connection with his retirement, the Compensation Committee determined to provide Mr. Edmonds with an enhanced retirement benefit under the Regions Financial Corporation Post-2006 Supplemental Executive Retirement Plan equal to 65% of his average monthly earnings (as determined under the plan), less his estimated monthly benefits under both Regions’ tax-qualified retirement plan and Social Security, provided Mr. Edmonds executes a general release and waiver of claims upon his retirement.

For additional information, see the press release attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

99.1	Press Release dated August 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Fournier J. Gale, III
Name:	Fournier J. Gale, III
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: August 27, 2014